UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 30, 2023

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 30, 2023, Enstar Group Limited (the “Company”), and certain of its subsidiaries, as borrowers and as guarantors, entered into a five year unsecured $800 million amended and restated revolving credit agreement (the "Credit Agreement") with the lenders party thereto (the "Lenders"); National Australia Bank Limited (“NAB”) as administrative agent and swingline lender; Wells Fargo Bank, National Association ("Wells Fargo Bank") as fronting bank; NAB and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners; NAB and Wells Fargo Bank as syndication agents; and NAB as documentation agent.
The Credit Agreement replaces the Company's existing revolving credit agreement, dated as of August 16, 2018 (as amended, the "Prior Credit Agreement"), which provided for a $600 million unsecured revolving credit facility, which was due to expire during 2023. For a complete description of the material terms of the Prior Credit Agreement, refer to Item 1.01 of the Company's Current Report on Form 8-K filed on August 21, 2018, which is incorporated by reference into this Item 1.01.
The Credit Agreement provides a revolving commitment of $800 million expiring May 30, 2028. The Company may request additional commitments up to an aggregate of $200 million, which the existing Lenders, in their discretion, or new lenders may provide, in each case subject to the terms and conditions set forth therein.
Pursuant to the Credit Agreement, the Company may request borrowings of loans and issuances of standby letters of credit (each, a “Letter of Credit”) up to an aggregate of $800 million, in each case subject to the terms and conditions set forth therein. Borrowings of loans and issuances of Letters of Credit (each, a “Credit Extension”) will be priced based on the Company’s long-term senior unsecured debt ratings assigned by S&P and Fitch (the “Debt Ratings”). In addition, the Company will pay usual and customary commitment fees based on the average daily unused amount of the commitments and the Debt Ratings.
The Credit Agreement provides for the borrowing of revolving loans denominated in U.S. Dollars, Sterling or Euros and swingline loans denominated in U.S. Dollars. Swingline loans are available on a same-day basis from NAB subject to a sublimit not to exceed the lesser of (a) $100 million and (b) the current unused commitment of NAB and must be repaid upon the earliest of (i) the date falling 10 business days after the borrowing thereof, (ii) the date of any subsequent Credit Extension and (iii) the expiration of the Credit Agreement. Loans borrowed by the Company will bear interest at a per annum rate comprising a reference rate determined based on the type and currency of loan borrowed plus a margin that varies based on changes to the Debt Ratings, all as explained more fully in the Credit Agreement. Loans may be prepaid in whole or in part, without premium or penalty, upon notice to the administrative agent, subject to the terms and conditions of the Credit Agreement
In addition to loans, the Credit Agreement provides for the issuance of Letters of Credit denominated in U.S. Dollars, Sterling or Euros and in the form of either, at the Company's option, (A) syndicated Letters of Credit issued by the Lenders (acting through NAB) on a several basis in accordance with their pro rata commitments or (B) fronted Letters of Credit issued directly by Wells Fargo Bank (as fronting bank), with each Lender purchasing an irrevocable and unconditional participation in accordance with their respective pro rata commitments. Fronted Letters of Credit are subject to a sublimit not to exceed $75 million. The Company will pay letter of credit fees based on the average daily aggregate stated amount of outstanding Letters of Credit and the Debt Ratings.
The Credit Agreement imposes various financial and business covenants on the Company and its subsidiaries, including certain limitations on indebtedness and guarantees; liens; mergers, consolidations and other fundamental changes; and dispositions, in each case subject to certain exceptions as set forth in the Credit Agreement. Generally, the financial covenants require the Company to maintain a gearing ratio of consolidated financial indebtedness to total capitalization of not greater than 0.35 to 1.0 and to maintain a consolidated net worth of not less than the aggregate of (1) $4.3 billion, plus (2) 50% of net income available for distribution to ordinary shareholders of the Company at any time after June 30, 2022 (excluding net unrealized gains or losses on investments), plus (3) 50% of the proceeds of any issuance of ordinary shares of the Company made after June 30, 2022. In addition, the Company must maintain eligible capital in excess of the enhanced capital requirement imposed by the Bermuda Monetary Authority pursuant to the Insurance (Group Supervision) Rules 2011 of Bermuda.
During the existence of any event of default (as defined in the Credit Agreement), the administrative agent may, and at the request of the required Lenders shall, terminate the commitments of the Lenders or declare all or a portion of outstanding amounts immediately due and payable or require the immediate deposit of cash collateral in an amount based on a percentage excess of the aggregate stated amount of outstanding Letters of Credit. In the event of a payment default or at the request of the required Lenders during any event of default, interest would accrue at a rate that is 2.0% higher than the interest rate then in effect. The Credit Agreement terminates and all Credit Extensions must be repaid or cash collateralized (as applicable) on May 30, 2028, the fifth anniversary of the entry into the Credit Agreement.
Certain of the Lenders and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. Such Lenders and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.
The foregoing description of the Credit Agreement is qualified by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The provisions of Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual General Meeting of Shareholders (the "Annual Meeting") on June 1, 2023. At the Annual Meeting, the Company's shareholders voted on the following four proposals and cast their votes as described below.
Proposal No. 1: Election of twelve directors. The individuals listed below were elected to serve a term expiring at the annual general meeting of shareholders in 2024. There were a total of 1,044,041 broker non-votes with respect to each nominee.

Director	For	Against	Abstain
Robert J. Campbell	11,784,241	1,436,876	17,474
B. Frederick Becker	11,581,255	1,653,313	4,023
Sharon A. Beesley	13,150,280	84,088	4,223
James D. Carey	13,206,683	27,809	4,099
Susan L. Cross	13,209,397	11,521	17,673
Hans-Peter Gerhardt	11,920,895	1,313,315	4,381
Orla Gregory	13,178,044	56,489	4,058
Myron Hendry	13,147,451	73,432	17,708
Paul J. O'Shea	13,191,064	29,769	17,758
Hitesh Patel	13,165,012	69,321	4,258
Dominic Silvester	13,191,853	28,989	17,749
Poul A. Winslow	11,931,233	1,303,184	4,174

Proposal No. 2: Advisory vote to approve executive compensation. This proposal was approved. There were a total of 1,044,041 broker non-votes on this proposal.

For	Against	Abstain
8,265,908	4,914,004	58,679
Proposal No. 3: Advisory vote on the frequency of future advisory votes to approve executive compensation. The proposal to review executive compensation every year received the highest number of votes. There were a total of 1,044,041 broker non-votes on this proposal.

1 Year	2 Years	3 Years	Abstain
12,451,323	2,995	775,311	8,962
Based on these results, the Company's Board of Directors has determined that it will hold an advisory vote to approve executive compensation every year. The Company's Board of Directors will re-evaluate this determination after the next shareholder advisory vote on the frequency of future advisory votes to approve executive compensation, which will occur no later than the 2029 annual general meeting of shareholders.
Proposal No. 4: Ratification of the selection of PricewaterhouseCoopers LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and authorization of the Board of Directors, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm. This proposal was approved. There were no broker non-votes on this proposal.

For	Against	Abstain
14,227,434	21,115	34,083

Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1s	Amended and Restated Revolving Credit Agreement, dated as of May 30, 2023, by and among Enstar Group Limited and certain of its subsidiaries, National Australia Bank Limited, Wells Fargo Bank, National Association and each of the lenders party thereto.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)
s Certain of the schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Enstar Group Limited agrees to furnish a copy of the schedules and similar attachments, or any section thereof, to the SEC upon request.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

June 1, 2023	By:	/s/ Matthew Kirk
Matthew Kirk
Chief Financial Officer